Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tim Hortons Inc. of our report dated February 27, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tim Hortons Inc.’s Annual Report on Form 10-K for the fiscal year ended January 1, 2012.

/s/ PRICEWATERHOUSECOOPERS LLP
Chartered Accountants, Licensed Public Accountants

Toronto, Canada

May 11, 2012